Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM PRESENTS FOURTH QUARTER AND YEAR-END 2010

FINANCIAL RESULTS AND RECENT DEVELOPMENTS

SAN DIEGO, CA – March 31, 2011 – Cardium Therapeutics (NYSE AMEX: CXM) today presented highlights of financial results for its fourth quarter and fiscal year ended December 31, 2010, and other recent developments and outlook for 2011.

Highlights of 2010 and Recent Developments

Generx Commercial Development Plans

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Agreement with bioRASI, an international contract research organization, to assist the Company in a planned late-stage clinical study and commercialization activities for Cardium’s cardiovascular biologic candidate, Generx, in Russia and affiliated jurisdictions, as well as in potentially other newly industrializing markets. Under the terms of the agreement, bioRASI will assist Cardium to conduct a proposed registration study (the Aspire Study) for patients with advanced coronary artery disease at three major medical centers in the Russian Federation. The study is being undertaken in connection with a commercialization plan to market and sell Generx in Russia. View the new YouTube video, “Cardium Generx Cardio-Chant,” which provides an overview of the Company’s Generx DNA-based angiogenic growth factor therapeutic being developed for the potential treatment of patients with advanced coronary artery disease in international markets.

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Presentation at the American Heart Association meeting announcing Company-sponsored research findings demonstrating improved techniques that can be used to substantially enhance adenovector-mediated gene delivery to the heart, which is used in the Company’s Generx candidate.

Advancement of Excellagen Product Candidate

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Agreement with Devro Medical Limited for the supply of highly-refined fibrillar bovine Type I collagen, an important component of Cardium’s Excellagen product candidate, which is the subject of a pending 510(k) clearance application with the U.S. Food and Drug Administration (FDA). In addition, Cardium continued activities associated with the planned commercial launch, including packaging and other final product requirements, and discussions with potential commercialization partners for the sale of Excellagen in the U.S. and internationally. Excellagen has been developed for patients with dermal wounds, which can include diabetic ulcers, pressure ulcers, venous ulcers, tunneled/undermined wounds, surgical and trauma wounds, second degree burns, and other types of wounds.

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Report on the final analysis of data from the Matrix Phase 2b study which indicated that the Excellagen product candidate appeared to be both safe and well tolerated, and showed a statistically significant acceleration of wound healing (as measured by a reduction in wound radius) during the first two weeks following a one-time application compared to patients receiving standard of care therapy.

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Publication of positive findings from the Company’s Matrix Phase 2b clinical study. The clinical paper titled, “Formulated Collagen Gel Accelerates Healing Rate Immediately after Application in Patients with Diabetic Neuropathic Foot Ulcers”, was published in the journal, Wound Repair and Regeneration, and is available online at http://www.cardiumthx.com/pdf/ExcellagenPaper_WoundRepair.pdf.

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Exclusive commercial development rights for certain novel supramacromolecular polymer complexes, which represent a potentially novel and practical way to integrate the use of Nitric Oxide into a variety of wound healing products, and which appear to be compatible with Cardium’s Excellagen formulated collagen topical gel for wound care, which is currently the subject of a pending FDA 510(k) clearance application for marketing and sales in the United States.

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New preclinical research findings demonstrating that the Company’s Excellagen candidate activates platelet release of platelet-derived growth factor locally at the wound site. This growth factor has been shown to play an essential role in the wound healing process.

Commercialization of MedPodium Modern Lifestyle Product Line

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Website and market launch of Cardium’s MedPodium modern lifestyle product line, a portfolio of premium science-based, easy to use medicinals, neurologics, metabolics, nutraceuticals and aesthetics designed to promote and manage personal health.

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Announcement that Dominique Dawes, an Olympic champion, is the official web-based spokesperson for MedPodium’s podiatry-focused advanced skin care line. MedPodium’s foot care products include advanced skin care products designed to provide a first line of defense for individuals at risk for foot ulcers and that will enhance and expand Cardium’s podiatry- and wound care-focused product portfolio beyond the current Excellagen product candidate.

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Co-development and strategic licensing agreement with BioZone Laboratories, Inc. for the formulation, manufacture and licensing of a portfolio of up to 20 aesthetics, advanced skin care formulations and other products for Cardium’s MedPodium product line. Cardium plans to continue the expansion of the MedPodium product platform to encompass aesthetics, metabolics, neurologics and nutraceuticals designed to address the emerging lifestyle issues that are increasingly important in today’s technology-driven society.

•	Addition of Linée a plant-derived non-prescription dietary supplement in the form of easy-to-use capsules designed to promote healthy weight management to the MedPodium product line.**

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Plans to introduce non-prescription Cerex (Panax quinquefolius) easy use 200 mg capsules, a plant-based dietary supplement designed to support cognitive performance including focus, memory and attention for healthy people of all ages.** The Company plans to initially market Cerex to groups such as college students, working professionals and seniors seeking a safe and easy to use dietary supplement intended to support cognitive function.

Financial Highlights

•	Completion of a registered direct investment of Cardium’s common stock with institutional and retail investors in 2010 for gross proceeds of $11.3 million.

•	Cash grant award of approximately $245,000 under the U.S. Government’s Qualifying Therapeutic Discovery Project program to further the Company’s Generx clinical development program.

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Continued identification and evaluation of innovative and capital-efficient product opportunities and strategic partnership opportunities for the Company’s current product candidates as they are advanced and corresponding valuations are established.

“In the upcoming year, we plan to commercialize our Excellagen product candidate through the pending FDA 510(k) clearance and develop new product extensions based on our custom formulated collagen product platform for additional wound healing applications, initiate the ASPIRE Generx clinical study in Russia, which is pending clearance from the Russian Ministry of Health, introduce product line extensions to grow our MedPodium™ modern lifestyle product platform, and continue to review acquisitions of other companies and businesses, as well as licenses covering product opportunities and technologies on favorable economic terms consistent with our long-term business strategy,” stated Christopher J. Reinhard, Cardium’s Chairman and Chief Executive Officer.

Report on Financial Information

The Company reported that it filed for an extension of time under Form 12b-25 with respect to the filing of its annual report on Form 10-K, as the Company and its auditors are assessing with staff of the Division of Corporate Fiance of the Securities and Exchange Commission the most appropriate accounting treatment for certain types of warrants previously issued by the Company, in particular whether or not these securities are most appropriately accounted for as equity pursuant to Accounting Standards Codification Section 815-40. The Company also filed a current report on Form 8-K which includes as Exhibit 99.2 the complete text of its draft annual report on Form 10-K. The financial information in this press release and the Company’s draft annul report have been prepared consistent with the Company’s historical presentation on the basis of equity classification for the warrants. A summary of the alternative accounting treatment if it were ultimately determined that the warrants should be classified as a liability, and corresponding non-cash adjustments to the Company’s financial statements, are provided in Item 1B of the Company’s draft annual report filed as Exhibit 99.2 to the Form 8-K.

For the fourth quarter ended December 31, 2010, the Company presented net income of $443,000, or $0.01 per share, compared to net income of $9.3 million, or $0.17 per share for the same period in 2009. The decrease in net income during this period was due to a favorable change in fair value of derivative liabilities of $1.5 million recorded in the fourth quarter of 2010 compared to $11.4 million recorded in the fourth quarter of 2009. For the year ended December 31, 2010, Cardium presented a net loss of $4.7 million, or $(0.06) per share, compared to a net loss of $11.7 million, or $(0.24) per share for the year ended December 31, 2009. Revenue for the year ended December 31, 2010 was $245,000, which represented a one-time grant from the U.S. Government’s Qualifying Therapeutic Discovery Project program to further the Company’s Generx clinical development program, compared to $445,000 for the previous year, which was revenue earned under a Grant awarded by the National Institute of Health.

Research and development costs for the three months ended December 31, 2010 totaled $443,000 and selling, general and administrative expenses were $1.3 million, compared to $774,000 million and $1.0 million, respectively, for the same period last year.

For the year ended December 31, 2010, research and development expense totaled $2.3 million and selling, general and administrative expenses were $4.7 million, compared to $4.3 million and $4.9 million, respectively, for 2009. The decrease in research and development expenses in 2010 were primarily due to reduced costs related to the completion of Phase 2b Matrix clinical study, which was completed in the fourth quarter 2009.

Interest expense for the year ended December 31, 2010 was $3,000 compared to $6.3 million for the year ended December 31, 2009. Interest expense in 2009 was associated with notes issued in November 2008, March and June 2009, all of which were paid off at the end of 2009.

The change in fair value of derivative liabilities was a favorable $1.5 million for the three months ended December 31, 2010 and $1.5 million for the year ended December 31, 2010, and the Company ended the year with derivative liabilities at December 31, 2010 of $573,000. This non-cash liability represents the fair market value of warrants which were previously issued with down round price protection provisions and therefore recorded as derivative liabilities and the non-cash changes in value are required to be recorded in the income statement quarterly.

Cardium ended the 2010 year with a total of $8.0 million in cash ($6.6 million in cash and $1.4 million in restricted cash) compared to $4.8 million ($3.4 million in cash and $1.4 million in restricted) the previous year. During 2010, the Company completed a common stock offering with institutional and retail investors resulting in gross proceeds of $11.3 before placement fees and offering expenses. On August 9, 2010, Cardium filed a Form S-3 Registration Statement putting in place a universal shelf registration statement covering up to $50 million of any combination of common stock, preferred stock, debt securities, warrants, or units that may be offered from time to time in the future. The registration statement has a three year life and replaced an existing universal shelf registration statement that was scheduled to expire. In addition, on September 28, 2010, Cardium entered into a Sales Agreement with Brinson Patrick Securities Corporation to act as its sales manager to sell shares of the Company’s common stock from time to time in “at-the-market” transactions. For the year ended December 31, 2010, Cardium sold 935,200 shares under this agreement for gross proceeds of $485,142. The total shares of common stock outstanding at December 31, 2010 were 83.1 million compared to 55.2 million shares of common stock outstanding at December 31, 2009.

In December 2010, the Company filed a Tender Offer Statement to exchange certain outstanding warrants dated March 9, 2007, November 5, 2008 and November 10, 2008 that contain unlimited “down round” price protection. An aggregate of 6,931,805 eligible warrants to purchase common stock were tendered and accepted for cancellation, representing approximately 67.49% of the total eligible warrants outstanding and eligible for exchange. On December 31, 2010, the Company issued an aggregate of 2,310,613 shares of its common stock in exchange for the eligible warrants surrendered in the warrant exchange.

The Company presents financial information in accordance with U.S. GAAP, however, the adoption of ASC 815 and its including certain non-cash derivative liabilities and corresponding reported net gains and losses arising from changes in the underlying market value of Cardium’s common stock very substantial impact on its total liabilities. Accordingly, Cardium management also evaluates the Company’s performance by reviewing certain non-GAAP financial measures which are included in this release. Cardium believes it is also helpful for investors to receive additional information relating more specifically to the Company’s operating results. Accordingly, the Company additionally provides a pro forma income statement which excludes the impacts of the non-cash effects of ASC 815, amortization of the value of warrants issued with debt, and stock-based compensation on its financial results and liabilities. The Company presents this information to investors as an additional tool for evaluating the Company’s financial results in a manner that reflects ongoing operations and facilitates comparisons with operating results from prior periods. The presentation of this additional non-GAAP information is intended to provide investors with additional incremental tools for their review of the Company’s results and is not meant to be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Cardium also indicated that an audit opinion expected to accompany its consolidated financial statements for the year ended December 31, 2010, would again contain a going concern qualification from its independent registered public accounting firm, Marcum LLP. Consistent with its business strategy and as outlined in this press release, Cardium plans to raise additional funds through the strategic sale or monetization of its operating units, entering into strategic licensing agreements, through the approval and future sales of the Excellagen family of products, sales of its MedPodium products, and/or other financing transactions.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current investment portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium healthy lifestyle product platform. The Company’s lead product candidates include Excellagen™ topical gel for wound care management, and Generx® DNA-based angiogenic biologic for patients with coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that the Company can timely file its annual or other reports within their applicable timelines, that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures, or that clinical studies even if successful will lead to product advancement or partnering; that the U.S. Food and Drug Administration will grant marketing clearance of the Excellagen product candidates or that we or a partner can successfully introduce these or additional products into advanced wound care markets; that Cardium can maintain its exchange listing compliance with NYSE Amex; that our candidates will prove to be sufficiently safe and effective, that our product candidates offer the potential for simpler or more cost-effective treatment for physicians and patients than other products that currently are or will be on the market; that improvements in the formulation or use of Generx will be commercially practicable, or that Generx could be successfully advanced as a therapeutic in developing markets or that the results of studies in such markets could be used to advance or broaden the commercialization of Generx in the U.S. or other markets; that Nitric Oxide or other technologies we investigate can be used to effectively expand or improve our product portfolio; that our product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that our clinical study programs can be conducted and completed in an efficient and successful manner; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; that Cerex and Linee can be effectively commercialized as a nutritional supplements to support cognitive function and to promote weight management, respectively, that the clinical studies; that the MedPodium product line can be successfully broadened to include additional healthy lifestyle opportunities and that these products will be commercially successful or will effectively enhance our businesses or their market value; that results or trends observed in clinical studies or other observations will be reproduced in subsequent studies or in broader use; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that the Food and Drug Administration, the Federal Trade Commission or other regulatory agencies will not introduce additional or more restrictive regulations covering naturally-derived products such as those in our MedPodium product line; that our in-house or external product commercialization efforts will be successful or will effectively enhance our businesses or their market value; that our co-development and strategic licensing arrangements with BioZone and others will successfully and timely lead to the development, formulation, manufacture and licensing of products for Cardium’s MedPodium healthy lifestyle line; or that these or any other third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2011 Cardium Therapeutics, Inc. All rights reserved.

For Terms of Use Privacy Policy, please visit www.cardiumthx.com.

Cardium Therapeutics™ Generx® and MedPodium™ are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™,

Osteorate™, Appexium™, Cerex™, and Linée™ are trademarks of Tissue Repair Company.

(Other trademarks belong to their respective owners)

Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

- Continued -

Cardium Therapeutics, Inc.

Selected Condensed Consolidated Results of Operations*

	Three months ended December 31,		The year ended December 31,
	2010	2009	2010	2009
Revenues	$244,479	$183,397	$244,479	$444,946
Research and development	(442,664)	(774,049)	(2,313,839)	(4,302,298)
Selling, general and administrative	(1,297,843)	(1,036,109)	(4,700,404)	(4,855,582)

Loss from operations	(1,496,028)	(1,626,761)	(6,769,764)	(8,712,934)

Interest income (expense), net	6,103	(448,510)	30,688	(6,327,363)
Gain on warrant exchange	473,872	—	473,872	—
Change in fair value of derivative liabilities	1,458,633	11,391,398	1,528,913	(1,118,120)

Income (loss) from continuing operations	442,580	9,316,127	(4,736,291)	(16,158,417)
Income (loss) from discontinued operations	—	—	—	(1,930,636)

Gain on sale of business unit	—	—	—	6,408,603

Net income (loss)	$442,580	$9,316,127	$(4,736,291)	$(11,680,450)

Net loss per common share – basic and diluted	$0.01	$0.17	$(0.06)	$(0.24)

Weighted average common shares outstanding – basic	79,477,951	54,207,761	73,852,167	48,976,917
Weighted average common shares outstanding – diluted	79,477,951	54,374,522	73,852,167	48,976,917

*See note under Report on Financial Information above and in Item 1B of referenced report (Exhibit 99.2 of Report on Form 8-K filed March 31, 2011) regarding the treatment of certain derivative securities as equity pursuant to Accounting Standards Codification Section 815-40. See also the reconciliation of Non-GAAP measures included in this release, as provided below.

Selected Condensed Consolidated Balance Sheet Data*

	December 31, 2010	December 31, 2009
Cash and cash equivalents	$6,644,054	$3,363,665
Restricted cash	1,425,000	1,425,000

Total cash and restricted cash	$8,069,054	$4,788,665

Accounts receivable	—	115,138
Prepaid expenses and other current assets	134,044	40,384
Property and equipment, net	234,942	351,539
Other long-term assets	1,074,035	179,938

Total assets	$9,512,075	$5,475,664

Accounts payable and accrued liabilities	$1,345,981	$2,637,243
Derivative liabilities	573,073	4,802,882
Long-term liabilities	164,782	190,114

Total liabilities	2,083,836	7,630,239

Stockholder’s equity (deficiency)	7,428,239	(2,154,575)

Total liabilities and stockholder’s equity	$9,512,075	$5,475,664

Cardium Therapeutics, Inc.

Reconciliation of Non-GAAP Measure*

As of December 31, 2010

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Net income (loss)	$442,580	$9,316,127	$(4,736,291)	$(11,680,450)
Add (subtract)
Stock based compensation expense	75,139	414,422	390,268	909,142

Amortization of deferred financing cost and debt discount	—	344,806	—	4,563,434
Change in fair value of derivative liabilities	(1,458,633)	(11,391,398)	(1,528,913)	1,118,120

Gain on warrant exchange	(473,872)	—	(473,872)	—
Income (loss) from discontinued operations	—	—	—	1,930,636

Gain on sale of business unit	—	—	—	(6,408,603)

Non-GAAP net loss	$(1,414,786)	$(1,306,033)	$(6,348,808)	$(9,567,721)

Non-GAAP net loss per common share – basic and diluted	$(0.02)	$(0.02)	$(0.09)	$(0.20)

Weighted average common shares outstanding – basic	79,477,951	54,207,761	73,852,167	48,976,917
Weighted average common shares outstanding – diluted	79,477,951	54,374,522	73,852,167	48,976,917

Non-GAAP Financial Measure

To supplement our condensed consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America (GAAP), we use a non-GAAP financial measure called non-GAAP earnings or loss per share. We define non-GAAP earnings or loss per share as net income or loss not including the impact of:

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non-cash items (amortization of deferred financing costs and debt discount, stock-based compensation, and change in fair value of derivative liabilities); loss from discontinued operations and gain on sale of business unit.

It should be noted that basic and diluted weighted average shares are determined on a GAAP basis and the resulting share count is used for computing both GAAP and non-GAAP basic and diluted earnings per share.

With the adoption of ASC 815 and its very substantial impact on our total liabilities including certain non-cash derivative liabilities and corresponding reported net gains and losses arising from changes in the underlying market value of our common stock, we believe that non-GAAP earnings or loss per share provides meaningful supplemental information regarding our performance by excluding certain expenses that may not be indicative of the core business operating results and may help in comparing current-period results with those of prior periods as well as with our peers. We present this information to investors as an additional tool for evaluating our financial results in a manner that reflects ongoing operations and facilitates comparisons with operating results from prior periods. The presentation of this additional non-GAAP information is intended to provide investors with additional incremental tools for their review of our results and is not meant to be considered in isolation or as a substitute for financial information presented in accordance with GAAP.